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                          DEBT/EQUITY CONVERSION
                                 AGREEMENT


         THIS DEBT/EQUITY CONVERSION AGREEMENT (the
"Agreement"), dated as of March 15, 1995 by and between FIRETECTOR INC., a Delaware corporation having its executive offices at 262 Duffy Avenue, Hicksville, New York 11801
("Firetector") and Mirtronics Inc., an Ontario corporation having its executive offices at 106 Avenue Road, Toronto, Ontario M5R
2H3 ("Mirtronics").

                                 Recitals

         A. Firetector and its affiliates and subsidiaries are and have been indebted to Mirtronics and its subsidiaries for various amounts for materials, loans and miscellaneous advances
(the "Debt").

         B.   The First Bank of the Americas, New York, New York
(the "Bank") has advised Firetector that in order to maintain its credit facility, Firetector must arrange for the forbearance by Mirtronics of any demand of repayment of the Debt.

         C. Furthermore, Firetector's Common Stock, $.001 par value (the "Common Stock") is listed for quotation on the automatic quaotation system of the National Association of Securities Dealers, Inc. ("NASDAQ"), trading under the symbol "FTEC". Firetector has been notified that the Common Stock no longer meets the minimum continued listing criteria of NASDAQ and will, therefore, be delisted from NASDAQ. The conversion of part or all of the Debt into equity in Firetector would bring Firetector into compliance with the minimum continued listing criteria.

         D. In order to maintain the Common Stock listing on NASDAQ and to facilitate Firetector's ability to maintain its credit facility, Mirtronics has agreed to forbear making any demand for repayment of the Debt and subordinate the Debt to the Bank in the manner reasonably requested by the Bank, in exchange for Firetector granting to Mirtronics the right to convert all or part of the Debt into shares of Firetector's Class A, Series 1 Preference Shares ("Preferred Stock").

         NOW THEREFORE, in consideration of the foregoing and of the premises herein contained, the mutual covenants and agreements and certain other good and valuable consideration, the receipt and sufficiency of which each of the parties hereby acknowledges, and subject to the terms and conditions provided in this Agreement, Firetector and Mirtronics agree as follows:



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         1.   Conversion Right.  Mirtronics shall have the
right, exercisable from time to time and until the close of business on September 30, 1996, to convert all or part of the Debt into shares of Preferred Stock at the conversion price of $1.00 per share, or one share of Preferred Stock for each dollar of Debt so converted (the "Conversion Right"). All shares of Preferred Stock acquired by Mirtronics pursuant to the Conversion
Right are referred to herein as "Converted Shares".   Mirtronics
shall have the right to specify which portion of the Debt is being converted.

         2.   Investment Representations and Covenants

              2.1 Investment Representation. Mirtronics will acquire the Converted Shares (which for the purpose of this Section 2 includes any shares of Firetector's Common Stock, $.001 par value (the "Common Stock") issuable in exchange for Preferred Stock) for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act of 1933, as amended (the "1933 Act"). Mirtronics will not dispose of any part or all of the Converted Shares in violation of the provisions of the 1933 Act and the rules and regulations promulgated under such Act by the Securities and Exchange Commission and all applicable provisions of State securities laws and regulations.

              2.2  Legend. The certificate or certificates
representing all Converted Shares shall bear a legend in substantially the following terms:

         "The Shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and have been acquired for investment and not with a view to distribution or resale. Such shares may not be sold, mortgaged, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or an opinion of counsel satisfactory to Firetector Inc. to the effect that an exemption from the registration requirement under the 1933 Act is available.

              2.3 Acknowledgement of Restrictions. Mirtronics acknowledges being informed that the Converted Shares will be unregistered and must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and that Firetector has no obligation to register the Converted Shares for Mirtronics's account.

         3.   Certificate of Designation, Preferences and
Rights. Firetector agrees to prepare for Mirtronics approval, a resolution of Firetector's Board of Directors recommending the amendment of the Certificate of Designation, Preferences and

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Rights relating to the Prefered Stock, filed with the State of
Delaware Secretary of State on January 16, 1992 and amended June
4, 1992. The amendment to be prepared shall effect the following changes in the Certificate of Designation, Preferences and
Rights:

         a) to decrease the number of votes per share of Prefered Stock to two (2);

         b) to decrease the Preference Stock conversion rate to two (2) shares of Common Stock for each share of Prefered Stock; and

         c) to provide the holders of Prefered Stock the right to require the Corporation to redeem the Prefered Stock together with accrued and unpaid dividends thereon at any time and from time to time, in whole or in part; and

         d) to provide the holders of Preference Stock with certain protections against diminution of the Corporation's assets and certain organic changes in the existence of the Corporation.

Mirtronics agrees to cast its shares of Prefered Stock in favor of the amendment detailed herein.

         4. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, shall be effective against any party unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         5. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed to the parties at the address of such parties specified in the recitals to this Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when delivered in writing, addressed as aforesaid.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York, without regard to its conflict of law provisions.

         7. Headings. Section headings have been inserted only as a matter of convenience of reference and shall not be used in the interpretation of any provision of this Agreement.


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         8.  Counterparts.  This Agreement may be executed in
any number of counterparts, all of which together shall constitute one and the same instrument and any party hereto may execute this instrument by signing one or more counterparts.

         9.   Assignment.    Assuming compliance with applicable
law, Mirtronics may assign all or any part of its rights and obligations under this Agreement, the Debt and the Preferred
Stock to any person or persons.

         10. Further Assurances. Each of the parties agrees that at any time and from time to time, it will execute and deliver such further documents or cause to be done such further acts and things as any party may reasonably request in order to effect the purposes of this Agreement.


                                 Execution


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                             FIRETECTOR INC.


                             By /s/MARC PALKER
                             Name: Marc Palker
                             Title: Secretary and Treasurer

                             MIRTRONICS INC.


                             By /s/DANIEL S. TAMKIN
                             Name: Daniel S. Tamkin
                             Title: Vice President